UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):

June 30, 2017

ENOVA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-35503	45-3190813
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

175 West Jackson Boulevard

Chicago, Illinois 60604

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (312) 568-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 30, 2017, Enova International, Inc. (the “Corporation”) and certain of its operating subsidiaries entered into an asset-based secured revolving credit agreement with a syndicate of banks including TBK Bank, SSB (“TBK”), as Administrative Agent and Collateral Agent, Jefferies Finance LLC and TBK as Joint Lead Arrangers and Joint Lead Bookrunners, and Green Bank, N.A., as Lender (the “Credit Agreement”).

The Credit Agreement is secured by domestic receivables and replaces the Corporation’s existing unsecured credit facility (the "Previous Credit Facility"). The borrowing limit in the Credit Agreement has increased to $40 million from $35 million in the Previous Credit Facility, and its maturity date is May 1, 2020. The Previous Credit Facility was originally entered into on May 14, 2014, had a maturity date of June 30, 2017, and was terminated in connection with the entry into the Credit Agreement.

The Credit Agreement provides for a revolving credit line with interest on borrowings under the facility at prime rate + 1.00%.  In addition, the Credit Agreement provides for payment of a commitment fee calculated with respect to the unused portion of the line, and ranges from 0.30% per annum to 0.50% per annum depending on usage. A portion of the revolving credit facility, up to a maximum of $20 million, is available for the issuance of letters of credit. The Credit Agreement provides for certain prepayment penalties if it is terminated on or before its first and second anniversary date, subject to certain exceptions.

The Credit Agreement contains certain limitations on the incurrence of additional indebtedness, investments, the attachment of liens to the Corporation’s property, the amount of dividends and other distributions, fundamental changes to the Corporation or its business and certain other activities of the Corporation. The Credit Agreement contains standard financial covenants for a facility of this type based on a leverage ratio and a fixed charge coverage ratio. The Credit Agreement also provides for customary affirmative covenants, including financial reporting requirements, and certain events of default, including payment defaults, covenant defaults and other customary defaults.

The foregoing description of the Credit Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Credit Agreement itself, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the Corporation’s current fiscal quarter.

ITEM 2.03.CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information provided in Item 1.01 above is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENOVA INTERNATIONAL, INC.

Date: July 6, 2017	By:	/s/ Lisa M. Young
Lisa M. Young
Vice President—General Counsel &
Secretary